Exhibit 99.1
FOR MANAGEMENT REVIEW
INVESTOR CONTACT:
Juan Perez
Silicon Mountain Holdings, Inc.
303-938-1155
jperez@smmdirect.com
SILICON MOUNTAIN REPORTS THIRD QUARTER FINANCIAL RESULTS
Boulder, CO., November 14, 2007 — Silicon Mountain Holdings, Inc. (OTBB: SLCM), a leading provider of trusted computing solutions for growing digital demands, today announces financial results for the three and nine months ended September 30, 2007. On August 28, 2007, when the Company’s name was Z-Axis Corporation, the Company acquired all the outstanding stock of Silicon Mountain Memory, Inc. in exchange for 5,065,510 shares of its common stock. Immediately following the transaction, the former stockholders of Silicon Mountain Memory owned more than 90% of outstanding common stock and the Company changed its name to Silicon Mountain Holdings, Inc. The prior year financial statements referred to in this release, for comparison to the current year, are the financial statements of Silicon Mountain Memory, Inc.
For the third quarter of 2007, the Company reported:
•	Total revenue of $6.7 million, up 31 percent year over year;

•	Gross margin of 21 percent, down from 24 percent in the third quarter a year ago;

•	Net loss of $1.0 million, or $(0.21) per share, down from net loss of $0.1 million, or $(0.02) per diluted share from the same quarter last year. Net loss for the third quarter of 2007 included legal and professional expenses related to the reverse acquisition.

•	Earning before interest, taxes, depreciation and amortization, or EBITDA, of negative $400,000, compared to EBITDA of negative $4,000 in the third quarter of 2006.
For nine months ended September 30, 2007 the Company reported:
•	Total revenue of $21.6 million, up 52% from $14.2 million a year ago;

•	Gross margin of 21 percent, down from 27 percent in 2006;

•	Net loss of $1.4 million, or $(0.29) per share, compared to a net loss of $0.1 million, or $(0.02) per share in 2006.

•	EBITDA of negative $55,000, compared to EBITDA of $188,000 a year ago. EBITDA for 2007 also included the impacts of legal and professional expenses related to the acquisition of Silicon Mountain Memory, Inc.

•	Cash used by operations was $0.4 million, as compared with $0.1 million used by operations in 2006.
Key drivers of revenue for the quarter included increased systems sales from the Visionman brand and the expansion of sales in the Company’s reseller channels.
“In 2007, we made continued progress toward our strategic objectives,” said Tre’ A. Cates , Chief Executive Officer of Silicon Mountain. “We closed our reverse acquisition of Silicon Mountain Memory and completed the integration of our Visionman Computer, Inc. Additionally, we purchased certain assets of WidowPC, Inc. We continue to acquire focused and strategic brands to further strengthen product offerings to meet customers’ growing digital needs. We look forward to executing on our strategy to deliver trusted computing solutions for the management of our growing digital demands of our customers through a strong infrastructure, excellent organic opportunity and acquisition competence.
“We delivered solid top-line growth in the third quarter and nine months ended September 30, 2007 and we were able to make the critical investments needed to support our growth initiatives.” Cates continued.
Highlights for the third quarter of 2007 included the following:
•	Launched storage sub-system product line as part of Silicon Mountain’s continuing strategy to provide ‘on demand’ computing solutions for the management of growing digital life styles;

•	Completed full integration of Visionman Computer, Inc. business acquisition;

•	Increased channel partnerships;

•	Increased E-commerce sales; and

•	Successfully managed the decline in Silicon Mountain’s DRAM business with the growing computing system business, despite a 60% decline in DRAM average selling prices (ASP).
Other Matters
On August 14, 2007, the Company purchased the assets of WidowPC, Inc., a small company previously involved in marketing and selling gaming laptops and desktop computers. The purchase price for the assets was $165,000 paid at closing and a potential 24-month cash earnout of up to an additional $458,000.
On August 28, 2007, we consummated a stock exchange with Silicon Mountain Memory, Inc. pursuant to which the Company issued an aggregate of 5,065,510 post-split shares of its common stock for all of Silicon Mountain Memory’s outstanding common stock (other than shares as to which a stockholder validly exercised and perfected dissenters’ rights in compliance with Colorado law).
Immediately prior to the Stock Exchange, Z-Axis implemented a one-for-nine reverse split of the outstanding common stock, which resulted in the Company’s outstanding common stock immediately prior to consummation of the Stock Exchange being reduced from 3,825,000 shares to 425,000 post-split shares.
Prior to the closing of the Stock Exchange, Z-Axis’ principal business was to develop and produce video, computer-generated graphics and multimedia presentations used principally in litigation support services. Also prior to the Stock Exchange, Z-Axis transferred all of its assets and liabilities to Z-Axis LLC, its wholly-owned subsidiary.
Immediately following the Stock Exchange, the company name was changed from Z-Axis Corporation to Silicon Mountain Holdings, Inc.
Non-GAAP Financial Measures
This press release contains “non-GAAP financial measure(s)” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended, including:
•	EBITDA on a consolidated basis for the three and nine months ended September 30, 2007 and 2006, respectively.
The Company believes these measures provide useful information to management and to investors; however, these “non-GAAP” measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). A reconciliation of EBITDA, as compared to the most directly similar GAAP financial measure is presented in the reconciliation table at the end of the press release.
About Silicon Mountain Holdings, Inc.
Silicon Mountain Holdings, Inc. (OTCBB: SLCM), builds and acquires niche brands that provide trusted computing solutions for growing digital demands. Silicon Mountain Holdings develops, assembles and markets branded computer systems, open-standard memory solutions and peripherals direct to end-users in standard operating environments. Additional news and information about the company is available at www.smmdirect.com.
Cautionary Statement
This release may contain forward-looking statements regarding the future and expected performance of Silicon Mountain Holdings, Inc. based on assumptions that the Company believes are reasonable. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, reduced customer demand, higher costs for components, labor, and other aspects of manufacturing, assembling and/or marketing, increased competition, and other risk factors described in the Company’s Joint Definitive Proxy Statement, Form 8-K, and other reports filed with the Securities and Exchange Commission. Silicon Mountain Holdings, Inc. undertakes no obligation to publicly update these forward-looking statements, whether as result of new information, future events or otherwise.

Silicon Mountain Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash	$130,876	$356,311
Accounts receivable, net	2,016,100	1,916,440
Inventory, net	952,511	997,702
Prepaid and other current assets	373,958	524,987

Total current assets	3,473,445	3,795,440

Property and equipment, net	464,955	550,065
Note receivable	150,000	30,273
Goodwill and intangible assets,net	3,655,058	3,723,524
Other assets	34,787	163,286

Total assets	$7,778,245	$8,262,588

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,280,701	$1,158,008
Accrued expenses and other current liabilities	833,968	853,962
Note payable to related parties	177,397	165,052
Current portion of capital leases liability	15,325	26,950
Current maturities of notes payable	1,136,891	277,196

Total current liabilities	3,444,282	2,481,168

Capital lease liability, less current portion	28,302	37,680
Revolving credit facility	1,295,731	699,890
Long-term debt, less current maturities	3,600,155	4,342,732

Total liabilities	8,368,470	7,561,470

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $.001 par value, 3,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.001 par value; 30,000,000 authorized and 5,408,314 and 5,037,235 shares issued and outstanding, respectively	5,408	5,037
Additional paid-in capital	1,613,298	1,466,000
Accumulated deficit	(2,208,931)	(769,919)

Total stockholders’ equity (deficit)	(590,225)	701,118

Total liabilities and stockholders’ equity (deficit)	$7,778,245	$8,262,588

Silicon Mountain Holdings, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net sales	$6,653,800	$5,085,113	$21,575,850	$14,165,801
Cost of good sold	5,258,950	3,866,878	16,988,637	10,403,791

Gross margin	1,394,850	1,218,235	4,587,213	3,762,010

Operating expenses:
Sales and marketing	615,975	645,373	1,914,306	2,014,770
General and administrative	1,165,543	576,817	2,711,005	1,612,308
Depreciation and amortization	56,398	99,107	421,458	214,102

Total operating expenses	1,837,916	1,321,297	5,046,769	3,841,180

Loss from operations	(443,066)	(103,062)	(459,556)	(79,170)

Interest expense, net	(304,315)	(49,565)	(900,405)	(107,892)
Gain/(loss) on disposal of fixed assets	—	—	(17,071)	3,674
Other income	—	—	—	49,202

Total other expense	(304,315)	(49,565)	(917,476)	(55,016)

Pre-tax loss	(747,381)	(152,627)	(1,377,032)	(134,186)
Income tax benefit (expense)	(292,980)	57,672	(61,980)	52,572

Net loss	$(1,040,361)	$(94,955)	$(1,439,012)	$(81,614)

Net loss per common share — basic and diluted	$(0.21)	$(0.02)	$(0.29)	$(0.02)

Weighted average common shares outstanding — basic and diluted	5,037,235	4,976,390	5,037,235	4,970,334

Silicon Mountain Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006

Cash flows from operating activities
Net loss	$(1,439,012)	$(81,614)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	421,478	214,102
Amortization of loan origination costs	177,858	—
Amortization of debt discount	199,100	—
Stock warrant expense	70,954	—
Stock option expense	107,996	36,752
(Gain) Loss on disposal of fixed assets	17,071	(3,674)
Gain on forgiveness of debt	—	(49,202)
Deferred Taxes	(61,980)	(57,572)
Change in assets and liabilities:
Accounts receivable	(99,660)	(264,255)
Inventory	45,191	(138,073)
Other assets	4,497	(327,410)
Accounts payable	122,693	363,057
Accrued expenses and other liabilities	(7,650)	238,487

Net cash used in operating activities	(441,464)	(69,402)

Cash flows from investing activities
Purchase of property and equipment	(149,572)	(172,814)
Capitalized software development costs	(22,344)	(109,794)
Proceeds from note receivable	—	205,415
Acquisition of Vision Computers, Inc.	—	(3,317,190)
Asset Acquisition of WidowPC	(165,000)	—
Other investing activities	60,000	—

Net cash used in investing activities	(276,916)	(3,394,383)

Cash flows from financing activities
Principal payments on notes payable	(21,500,712)	(1,939,477)
Proceeds from notes payable	22,014,572	2,055,421
Proceeds from Term Loan	—	5,000,000
Proceeds from issuance of common stock	—	80,000
Payment of debt issuance costs	—	(449,707)
Repayments of capital leases	(20,915)	(25,098)
Proceeds from exercise of stock options	—	750

Net cash provided by financing activities	492,945	4,721,889

Cash and cash equivalents
Net (decrease) increase	(225,435)	1,258,104
Beginning of period	356,311	60,411

End of period	$130,876	$1,318,515

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$510,984	$86,995
Cash paid for income taxes	$850	$44,278
Stock received for note receivable	$31,297	$—

Silicon Mountain Holdings, Inc.
EBITDA Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
GAAP net loss	$(1,040,361)	$(94,955)	$(1,439,012)	$(81,614)
Interest expense	304,315	49,565	900,405	107,892
Depreciation & amortization	56,398	99,107	421,478	214,102
Income tax (benefit) expense	292,980	(57,672)	61,980	(52,572)

EBITDA	$(386,668)	$(3,955)	$(55,149)	$187,808